Exhibit 5.1

June 7, 2019

Kemper Corporation

200 East Randolph Street, Suite 3300

Chicago, Illinois 60601

Re:	Kemper Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Kemper Corporation, a Delaware corporation (the “Company”), in connection with the public offering by the Company of 1,552,500 shares of common stock, par value $0.10 per share (“Common Stock”), of the Company (including 202,500 shares of Common Stock subject to an option) (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)     the registration statement on Form S-3 (File No. 333-217781) of the Company relating to Common Stock and other securities of the Company filed on May 8, 2017 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)     the prospectus, dated May 8, 2017 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

Kemper Corporation

June 7, 2019

(c)     the preliminary prospectus supplement, dated June 4, 2019 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)     the prospectus supplement, dated June 4, 2019 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)     an executed copy of the Underwriting Agreement (the “Underwriting Agreement”), dated June 4, 2019, between the Company and Credit Suisse Securities (USA) LLC (the “Underwriter”), relating to the sale by the Company to the Underwriter of the Shares;

(f)     an executed copy of a certificate of C. Thomas Evans, Jr., Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g)     a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of June 4, 2019, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

(h)     a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate (the “Bylaws”); and

(i)     a copy of certain resolutions of the Board of Directors of the Company, adopted on May 28, 2019, and certain resolutions of the Pricing Committee thereof, adopted on June 4, 2019, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Kemper Corporation

June 7, 2019

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

In rendering the opinion set forth herein, we have assumed that the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York or the State of Delaware which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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